Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-81895 of NBG Radio Network, Inc., on Form S-8 of our report dated February 21, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of NBG Radio Network, Inc., for the year ended November 30, 2001.


/s/ Moss Adams LLP

Portland, Oregon
March 8, 2002